                              SUBSIDIARIES OF ABFS
                              --------------------
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
                                                                                    JURISDICTION
           PARENT                                    SUBSIDIARY                   OF INCORPORATION

American Business Financial
Services, Inc. ("ABFS")             American Business Credit, Inc. ("ABC")           Pennsylvania

ABC                                 Processing Service Center, Inc.                  Pennsylvania

ABC                                 HomeAmerican Credit, Inc. ("HAC")(1)             Pennsylvania

ABC                                 HomeAmerican Consumer Discount, Inc.             Pennsylvania

ABC                                 American Business Leasing, Inc.("ABL")           Pennsylvania

ABC                                 Tiger Relocation Company                         Pennsylvania

ABC                                 American Business Finance Corporation            Delaware

ABC                                 August Advertising Agency Inc.                   Pennsylvania

ABFS                                ABFS 1996-1, Inc.                                Delaware

ABFS                                ABFS 1996-2, Inc.                                Delaware

ABFS                                ABFS 1997-1, Inc.                                Delaware

ABFS                                ABFS 1997-2, Inc.                                Delaware

ABFS                                ABFS 1998-1, Inc.                                Delaware

ABFS                                ABFS 1998-2, Inc.                                Delaware
ABFS                                ABFS 1998-3, Inc.                                Delaware
ABFS                                ABFS 1998-4, Inc.                                Delaware
ABFS                                ABFS 1999-1, Inc.                                Delaware
ABFS                                ABFS 1999-2, Inc.                                Delaware
ABFS                                ABFS 1999-3, Inc.                                Delaware
ABFS                                ABFS 1999-4, Inc.                                Delaware
ABFS                                ABFS 2000-1, Inc.                                Delaware
ABFS                                ABFS 2000-2, Inc.                                Delaware
ABFS                                ABFS Millenium, Inc.                             Delaware

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

                                                                                    JURISDICTION
           PARENT                                    SUBSIDIARY                   OF INCORPORATION
ABC                                 New Jersey Mortgage                              New Jersey

New Jersey Mortgage                 Federal Leasing Corp. ("FLC")                    New Jersey

ABL and FLC                         ABFS 1998-A-1, Inc.                              Delaware

ABL and FLC                         ABFS 1998-A-2, Inc.                              Delaware

ABL and FLC                         ABFS Finance LLC                                 Delaware

ABL and FLC                         ABFS Residual LLC                                Delaware

ABL                                 ABFS Finance LLC, 1999-A                         Delaware

ABL                                 ABFS Residual LLC, 1999-A                        Delaware

ABL                                 ABFS Special Purpose Management, Inc.            Delaware

FLC                                 FLC Financial Corp. II                           Delaware

ABL                                American Business Leasing Funding Corporation     Delaware
ABC                                NJLQ Holdings Inc.                                New Jersey
ABFS                               Upland Corporation                                Utah

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(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.